                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2004
                                                 -------------------------------

                             TAG Entertainment Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                 333-96257               13-3851304
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)         Identification No.)

        9916 South Santa Monica Blvd, 1st Floor, Beverly Hills, CA 90212
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (310) 277-3700
                                                    ----------------------------

       Power Marketing, Inc., 46 Water Street, South Glastonbury, CN 06073
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     The Registrant has previously reported that it had completed its acquisition of TAG Entertainment Inc., a privately held California corporation pursuant to the terms of an Agreement and Plan of Reorganization dated November
14, 2004. The closing occurred effective on November 22, 2004 as reported on
Form 8-K as filed with the SEC on November 29, 2005. Prior to the closing, the
Registrant was named Power Marketing, Inc. In addition, TAG Entertainment Inc.
has also changed its name and its new name is TAG Entertainment USA Inc.

     This Amendment No.1 to Report on Form 8-K/A has been filed to correct the initial filing to reflect the final and definitive exchange ratio for the amount of shares of TAG Entertainment Corp to be received upon surrender of their shares, warrants and options which they held in TAG Entertainment Inc. The total number of shares of the Registrant to be issued to the former Tag Entertainment
Inc. shareholders has not increased. The total number of shares of Common Stock of Registrant to be issued to the former TAG Entertainment Inc shareholders and warrantholders (upon conversion of their warrants) is 21,450,000 shares.

     The exchange ratio for the holders of TAG Entertainment Inc shares, warrants and options is 1.1101 shares of Registrant for each share of Common
Stock of TAG Entertainment, Inc. All TAG Entertainment Inc. options and warrants shall be exchanged for similar options and warrants of the Registrant except as modified to be reflective of the exchange ratio. Prior to the transaction TAG
Entertainment Inc had 16,795,619 shares outstanding, 2,256,667 warrants outstanding and 2,035,000 options outstanding.

     The Registrant expects to cause its transfer agent, Interwest Transfer Co.,
Inc., to deliver appropriate letters of transmittal to the former TAG
Entertainment Inc within the next two weeks in order for the former TAG
Entertainment shareholders to exchange their shares. The address of the transfer agent is 1981 East 4800 South, Suite 100 P.O. Box 17136 Salt Lake City, Utah
84117. Shareholders should not send any certificates to Interwest Transfer at this time.

     Concurrently with the closing debt owed by Mr. Austin in the amount of approximately $3.1 million (including accrued interest to the date of repayment)
to TAG Entertainment Inc. was repaid by Mr. Austin through the surrender of
777,504 shares of Common Stock back to the Registrant. The number of shares surrendered was based upon a discount of 20% from the price of the Registrant's common stock price as of the closing date.

     The Registrant had 2,450,000 shares of common stock outstanding prior to the acquisition. After the transaction Registrant had 21,862,874 shares outstanding along with warrants to purchase 2,804,896 shares (reflective of the exchange ratio) and employee options to purchase up to 2,259,088 shares
(reflective of the exchange ratio). The number of outstanding shares reflects the cancellation of the 777,504 shares by Mr. Austin.

     As previously reported, Mr. Austin is currently the sole member of the
Board of Directors and serves as the Chief Executive Officer of the Registrant and its wholly owned subsidiary TAG Entertainment, Inc. Mr. Austin also serves as the principal accounting officer.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of businesses acquired.

          The registrant hereby files the following financial statements of TAG
Entertainment Inc.

          1. Audited Financial Statements of TAG Entertainment USA Inc.(formerly
TAG Entertainment Inc.) and Consolidated Partnerships for the fiscal years ended
December 31, 2003 and 2002, together with opinion of AJ Robbins, PC as independent auditors

          2. Unaudited Financial Statements of Financial Statements of TAG
Entertainment Inc. and Consolidated Partnerships for the nine months ended
September 30, 2003 and 2004.

     (b) Pro forma financial information.

          The following pro forma financial information required by Section 9 of
Form 8-K is included with this Form8-K/A and incorporated by reference herein.

          3. Pro Forma Financial Statements reflecting the acquisition of TAG entertainment USA Inc (formerly TAG Entertainment Inc.)

     (c) Exhibits.

          Other than the financial statements and pro forma financial statements stated above, no other exhibits are filed with this Report on Form 8-K/A.

                          Signature Page for Form 8-K/A

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TAG Entertainment Corp.
Date:  March 31, 2005

                                           /s/ STEVE AUSTIN
                                           -------------------------------------
                                           Steve Austin, Chief Executive Officer
                                           and Principal Financial Officer

                             TAG ENTERTAINMENT, INC.
                             -----------------------

                                      INDEX

                                                                         Page

Report of Independent Registered Public Accounting Firm                   F-1

Consolidated Balance Sheet                                                F-2

Consolidated Statements of Operations                                     F-3

Consolidated Statements of Stockholders' Equity (Deficit)                 F-4

Consolidated Statements of Cash Flows                                     F-5

Notes to Consolidated Financial Statements                                F-7

                                 AJ. ROBBINS, PC
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80206

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TAG Entertainment Corp.
Beverly Hills, California

We have audited the accompanying consolidated balance sheet of TAG Entertainment
Corp. as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TAG Entertainment
Corp. as of December 31, 2003, and the results of its operations and its cash flows for each of the years in the two year period then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses and negative cash flows from operations and has both a working capital and a capital deficit at December 31, 2003, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

                                 AJ. ROBBINS, PC
                          CERTIFIED PUBLIC ACCOUNTANTS

DENVER, COLORADO
MARCH 4, 2005

                                       F-1

                             TAG ENTERTAINMENT, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                       SEPTEMBER 30,               DECEMBER 31,
                                    ASSETS                                                 2004                       2003
                                                                                  -----------------------    ----------------------
                                                                                       (unaudited)

CURRENT ASSETS:
    Cash                                                                                   $     409,385              $          -
    Restricted cash                                                                                    -                   684,604
    Accounts receivable                                                                          501,561                   359,286
                                                                                  -----------------------    ----------------------
          Total Current Assets                                                                   910,946                 1,043,890

CAPITALIZED FILM COSTS, NET                                                                    2,643,988                 2,312,527
INVESTMENTS IN LIMITED PARTNERSHIPS                                                              475,000                         -
EQUIPMENT, NET                                                                                    59,106                    67,200
OTHER ASSETS                                                                                      22,011                    22,011
                                                                                  -----------------------    ----------------------
                                                                                           $   4,111,051              $  3,445,628
                                                                                  =======================    ======================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                                       $     543,601              $    616,187
    Accounts payable to affiliated partnerships                                                1,548,478                   633,325
    Deferred revenue                                                                             158,077                   150,500
    Notes payable (see footnote 10)                                                               25,000                    50,001
    Proceeds from private placement due to officer                                               268,201                         -
    Deferred proceeds from private placements                                                          -                   777,250
    Deferred production funding                                                                  162,500                    97,500
    Residuals payable                                                                             47,378                    56,042
    Accrued salaries                                                                             375,000                         -
    Payroll tax payable                                                                           80,447                    80,447
    Interest payable                                                                                   -                    13,570
    Interest payable, related party                                                                    -                    29,648
                                                                                  -----------------------    ----------------------
          Total Current Liabilities                                                            3,208,682                 2,504,470

MINORITY INTEREST                                                                              1,173,724                 1,504,746

COMMITMENTS AND CONTINGENCIES                                                                          -                         -
STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $0.01 par value: 25,000,000 shares authorized, 17,500,000 and
      15,620,922 shares issued and outstanding                                                   175,000                   156,209
    Additional paid-in capital                                                                 4,546,789                 1,583,419
    Accumulated (deficit)                                                                     (4,993,144)               (2,303,216)
                                                                                  -----------------------    ----------------------
          Total stockholders' equity (deficit)                                                  (271,355)                 (563,588)
                                                                                  -----------------------    ----------------------
                                                                                           $   4,111,051              $  3,445,628
                                                                                  =======================    ======================

                                       F-2

                             TAG ENTERTAINMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        FOR THE               FOR THE            FOR THE YEAR
                                                   NINE MONTHS ENDED     NINE MONTHS ENDED          ENDED         FOR THEYEAR ENDED
                                                     SEPTEMBER 30,         SEPTEMBER 30,         DECEMBER 31,        DECEMBER 31,
                                                         2004                   2003                2003                2002
                                                 ----------------------  -------------------  ------------------  ------------------
                                                      (unaudited)            (unaudited)

REVENUE:
    Film revenue                                         $     831,565         $   114,992        $    193,565        $  2,136,567
    Management fees                                            315,000             355,500             487,500             314,000
    Overhead fees                                              210,000             240,000             330,200             224,000
    Studio rental income                                       269,185               7,500             109,825                   -
                                                 ----------------------  -------------------  ------------------  ------------------
          Total Revenue                                      1,625,750             717,992           1,121,090           2,674,567
                                                 ----------------------  -------------------  ------------------  ------------------
OPERATING EXPENSES:
    Amortization of film costs                                 616,149              98,881             174,840           3,208,089
    Film distribution expenses and fees                          2,818              16,265              16,265             778,222
    Studio rent                                                489,559              75,000             152,121                   -
    Legal settlement                                           500,000                   -                   -                   -
    Selling, general and administrative expenses             2,735,019           1,078,684           1,986,510           1,222,255
                                                 ----------------------  -------------------  ------------------  ------------------
          Total Expenses                                     4,343,545           1,268,830           2,329,736           5,208,566
                                                 ----------------------  -------------------  ------------------  ------------------
(LOSS) FROM OPERATIONS                                      (2,717,795)           (550,838)         (1,208,646)         (2,533,999)
                                                 ----------------------  -------------------  ------------------  ------------------
OTHER INCOME

    Interest income                                              4,439              40,735             106,287             109,693
                                                 ----------------------  -------------------  ------------------  ------------------
NET (LOSS) BEFORE MINORITY INTEREST                         (2,713,356)           (510,103)         (1,102,359)         (2,424,306)
                                                 ----------------------  -------------------  ------------------  ------------------
MINORITY INTEREST                                               23,428             (11,001)            (22,520)           2,056,961
                                                 ----------------------  -------------------  ------------------  ------------------
NET (LOSS)                                               $  (2,689,928)        $  (521,104)       $ (1,124,879)       $   (367,345)
                                                 ======================  ===================  ==================  ==================
NET (LOSS) PER SHARE - BASIC AND DILUTED                 $       (0.16)        $     (0.03)       $      (0.07)       $      (0.02)
                                                 ======================  ===================  ==================  ==================
WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                 16,366,869          15,439,883          15,457,688          15,035,983
                                                 ======================  ===================  ==================  ==================

                                       F-3

                             TAG ENTERTAINMENT, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
    FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE NINE MONTHS ENDED
                         SEPTEMBER 30, 2004 (UNAUDITED)

                                                  Common Stock               Additional                            Stockholders'
                                          -----------------------------       Paid-In            Accumulated      Equity(Deficit)
                                             Shares          Amount           Capital             (Deficit)            Total
                                          ------------    -------------  -------------------  ------------------ -------------------

Balances, December 31, 2001                15,022,922        $ 150,229          $ 1,537,476       $   (805,992)       $    881,713

Proceeds from private placements              398,600            3,986              382,115                  -             386,101

Return of capital                                   -                -             (364,012)                 -            (364,012)

Net (loss)                                          -                -                    -           (367,345)           (367,345)
                                          ------------    -------------  -------------------  ------------------ -------------------
Balances, December 31, 2002                15,421,522          154,215            1,555,579         (1,173,337)            536,457

Proceeds from private placements               46,900              469               44,931                  -              45,400

Proceeds from warrants exercised              150,000            1,500              148,500                  -             150,000

Stock dividend paid to shareholders             2,500               25                2,475             (2,500)                  -

Cash dividends paid                                 -                -                    -             (2,500)             (2,500)

Return of capital                                   -                -             (168,066)                 -            (168,066)
Net (loss)                                          -                -                    -         (1,124,879)         (1,124,879)
                                          ------------    -------------  -------------------  ------------------ -------------------
Balances, December 31, 2003                15,620,922          156,209            1,583,419         (2,303,216)           (563,588)
                                          ------------    -------------  -------------------  ------------------ -------------------
Proceeds from private placements less
 fees of $168,744                             630,828            6,308            1,054,353                  -           1,060,661
Purchase of limited partnership shares        462,500            4,625              470,375                  -             475,000
Purchase of consolidated limited
  partnership shares                          170,750            1,708              289,792                  -             291,500
Stock issued for consulting services          290,000            2,900              577,100                  -             580,000

Proceeds from warrants exercised               75,000              750               74,250                  -              75,000
Stock issued for legal settlement             250,000            2,500              497,500                  -             500,000

Net (loss)                                          -                -                    -         (2,689,928)         (2,689,928)
                                          ------------    -------------  -------------------  ------------------ -------------------
Balances, September 30, 2004 (unaudited)   17,500,000        $ 175,000          $ 4,546,789       $ (4,993,144)       $   (271,355)
                                          ============    =============  ===================  ================== ===================

                                       F-4

                             TAG ENTERTAINMENT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the              For the           For the Year        For the Year
                                                     Nine Months Ended    Nine Months Ended          Ended               Ended
                                                       September 30,        September 30,        December 31,        December 31,
                                                           2004                  2003                2003                2002
                                                    --------------------  -------------------  ------------------  -----------------
                                                        (unaudited)           (unaudited)

Cash flows from operating activities:
    Net (loss) from operations before minority
      interest                                            $ (2,713,356)         $  (510,103)        $(1,102,359)        $(2,424,306)

Adjustments to reconcile net (loss) to net cash
    used in operating activities:
      Amortization of Film Costs                               616,149               98,881             174,840           3,208,089
      Depreciation of Fixed Assets                              26,642               19,651              26,895              25,909
      Stock issued in exchange of services                     580,000                    -                   -                   -
      Stock issued in legal settlement                         500,000                    -                   -                   -

Changes in operating assets and liabilities:
      Accounts receivables                                    (142,275)             118,861              92,472            (441,759)
      Investments in films                                    (947,610)            (318,891)           (386,846)           (671,942)
      Accounts receivables - related parties                         -                    -                   -               2,854
      Other assets                                                   -                5,988               5,988               4,316
      Residuals payable                                         (8,664)               1,292               3,699              35,977
      Accounts payable                                         (72,586)              84,628             300,103             194,942
      Accounts payable affiliated partnerships                 915,152              227,295             453,130             180,195
      Deferred income                                            7,577                    -             150,500             (75,000)
      Accrued salaries                                         375,000                    -                   -                   -
      Employee tax payable                                           -               60,335              80,447                   -
      Interest payable                                         (13,570)              12,500              13,570                   -
      Interest payable, related party                          (29,648)                   -              29,648                   -
                                                    --------------------  -------------------  ------------------  -----------------
    Net cash provided by (used in) operating
      activities                                              (907,189)            (199,563)           (157,913)             39,275
                                                    --------------------  -------------------  ------------------  -----------------
Cash flows from investing activities:
      Purchases of  equipment                                  (18,548)             (10,000)            (11,413)                  -
                                                    --------------------  -------------------  ------------------  -----------------
    Net cash (used in) investment activities                   (18,548)             (10,000)            (11,413)                  -
                                                    --------------------  -------------------  ------------------  -----------------
Cash flows from financing activities:
      Proceeds from private placement due officer              268,201                    -                   -                   -
      Deferred proceeds from private placements               (777,250)                   -             777,250                   -
      Proceeds for film production                              65,000               40,500              97,500                   -
      Proceeds from private placements                       1,229,405               45,400              45,400             386,101
      Payment on notes payable                                 (25,000)                   -                   -                   -
      Proceeds from exercise of warrants                        75,000              150,000             150,000                   -
      Payment of offering costs                               (168,744)                   -                   -                   -
      Cash dividends paid                                            -               (2,500)             (2,500)                  -
      Return of capital                                              -              150,906            (168,066)           (364,012)
      Change in minority interest                                    -              (12,501)           (125,001)            424,029
      Distributions to minority interest limited
        partners                                               (16,094)             (65,432)            (81,351)           (358,843)
                                                    --------------------  -------------------  ------------------  -----------------
Net cash provided by (used in) financing activities            650,518              306,373             693,232              87,275
                                                    --------------------  -------------------  ------------------  -----------------
Net increase (decrease) in cash                               (275,219)              96,810             523,906             126,550
                                                    --------------------  -------------------  ------------------  -----------------
Cash at beginning of period                                    684,604              160,696             160,696              34,144
                                                    --------------------  -------------------  ------------------  -----------------
Cash at end of period                                     $    409,385          $   257,506          $  684,602           $ 160,694
                                                    ====================  ===================  ==================  =================

Supplemental disclosures of cash flow information:

Interest Paid                                             $      8,900          $         -                   -           $   9,375
                                                    --------------------  -------------------  ------------------  -----------------
Income Taxes Paid                                         $          -          $         -          $      800           $     800
                                                    --------------------  -------------------  ------------------  -----------------
NON-CASH FINANCING ACTIVITY:

Stock Dividends Paid to Shareholder                       $          -          $         -          $    2,500           $       -
                                                    ====================  ===================  ==================  =================

                                       F-5

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
--------------------

TAG Entertainment, Inc. (the "Company" or "TAG") is a California corporation headquartered in Beverly Hills, California. The Company incorporated in
September 1999. The Company is engaged in the development, production and distribution of motion pictures and the management of studio facilities. The
Company also acquires the copyrights and/or distribution rights to already completed films for media exhibition. In order to finance film production, the
Company raises funds through the establishment of single-purpose limited partnerships. TAG serves as the sole general partner on the following four limited partnerships: Majestic Film Partners, LP, Majestic Film Partners II, LP,
Majestic Film Partners III, LP and Majestic Film Partners IV, LP (Limited
Partnerships). TAG is also the distributor on numerous other limited partnerships as well as assists in facilitating the production and distribution of films produced by limited partnerships for which TAG receives an overhead and/or production fee.

UNAUDITED INTERIM FINANCIAL STATEMENTS
--------------------------------------

In the opinion of management, the unaudited interim financial statements for the nine months ended September 30, 2004 and 2003 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such period. The results of operations for the nine months ended
September 30, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004.

GOING CONCERN AND MANAGEMENT'S PLANS
------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit and a stockholder deficit, which raises substantial doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital and ultimately achieving profitable operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. The Company closed on a bridge financing in the amount of $1,000,000 on March 30, 2005. The Company is also pursuing additional financing which may take the form of debt or equity. The Company also intends to continue to do production and distribution of films, to pursue the roll-up of the limited partnerships and seek possible acquisitions.

USE OF ESTIMATES
----------------

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those and other estimates.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements of the Company include the accounts of TAG and of the Limited Partnerships of which the Company is the sole general partner. The General Partner has the full and exclusive control of the management and operation of the business of each partnership. The Company in its capacity as General Partner participates in 1% of the losses of the limited partnerships and shares in 60% of any profits. All significant intercompany balances and transactions have been eliminated in consolidation.

                                      F-6

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MINORITY INTERESTS
------------------

TAG consolidates four limited partnerships for which it is the sole general partner. The amount of minority interest represents the aggregate net limited partnership capital of each limited partnership along with a reduction of 99% of the losses incurred directly by the Limited Partnerships.

REVENUE RECOGNITION
-------------------

Revenue from the sale or licensing of films and television programs is recognized upon meeting all recognition requirements of SOP 00-2 as follows:
revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company's participation in box office receipts.
Revenue from the sale of video cassettes and digital video disks ("DVDs") in the retail market is recognized on the "street date" when it is available for sale by the vendor. Revenues from television licensing are recognized when the feature film or television program is available to the licensee for telecast.
Revenues from sales to international territories are recognized when the feature film or television program is available to the distributor for exploitation and no conditions for delivery exist.

In its capacity as facilitator or producer of various films through limited partnerships set up for the sole purpose of financing the production of motion pictures, Steve Austin, the Company's President, CEO and sole director, has assigned to TAG his right to receive from each of the unconsolidated partnerships a salary of $7,000 to $7,500 per month from pre-production through six months after post-production. TAG is also entitled to be reimbursed for reasonable and normal overhead and staffing costs related to its management services.

Rental revenue from short-term operating sub-leases of leased studio facilities is recognized over the term of the lease.

Cash payments received which may include minimum guarantees are recorded as deferred revenue until all conditions of revenue recognition have been met.

RESTRICTED CASH
---------------

Restricted cash of $684,604 as of December 31, 2003 consists of deposits made to escrow and other bank accounts that directly relate to the private placement offering dated October 24, 2003. TAG used $92,646 of restricted cash for operating purposes. The private placement offering required the Company to raise a minimum of $1 million up to a maximum of $5 million. As of December 31, 2003
$777,250 had been raised and TAG elected to extend the offering through June 30,
2004.

CASH EQUIVALENTS
----------------

For purposes of reporting cash flows, the Company considers all short-term, interest bearing deposits with original maturities of three months or less to be cash equivalents.

CAPITALIZED FILM COSTS
----------------------

Capitalized film costs consist of investment in films includes the unamortized costs of completed films which have been produced by the Company or for which the Company has acquired distribution rights or film libraries.

For films produced by the Company, capitalized costs include all direct production and financing costs and capitalized production overhead costs. For acquired films, these capitalized costs consist of minimum guarantee payments to acquire the distribution rights.

Costs of acquiring and producing films and of acquired libraries are amortized using the individual-film-forecast method, whereby these costs are amortized and participation and residual costs are accrued in the proportion that current year's revenue bears to management's estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films.

                                      F-7

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed ten years following the date of acquisition.

Capitalized film costs are stated at the lower of amortized cost or estimated fair value on an individual film basis. The valuation of investment in films is reviewed on a title-by-title basis when an event or changes in circumstances indicate that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management's future revenue and cost estimates. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement of uncertainty and it is therefore possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management's future revenue estimates.

Films in progress include the accumulated costs of production which have not yet been completed by the Company.

Films in development include costs of acquiring film rights to original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date determined not to be recoverable or when abandoned, or three years from the date of the initial investment.

ADVERTISING EXPENSES
--------------------

The Company expenses advertising costs as incurred. During the years ended
December 31, 2003 and 2002, and the nine months ended September 30, 2004 and
2003, the Company had $7,569, $318,978, $5,500, and $2,221, respectively for advertising costs.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment are carried at cost and are depreciated on the straight-line basis over their estimated useful lives of three to eight years.
Repairs and maintenance are expensed as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any existing gain or loss is credited or charged to operations.

Depreciation expense was $26,895 in 2003, $25,909 in 2002 and $25,986 and
$18,776 for the nine months ended September 30, 2004 and 2003, respectively.

STOCK-BASED COMPENSATION
------------------------

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based
Compensation" ("SFAS 123"). This standard requires the Company to adopt the
"fair value" method with respect to stock-based compensation of consultants and other non-employees. The Company did not change its method of accounting with respect to employee stock options; the Company continues to account for these under the "intrinsic value" method and to furnish the pro-forma disclosures required by SFAS 123.

Valuation of the Company's Common Stock

Unless otherwise disclosed, all stock-based transactions entered into by the
Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Modified
Black-Scholes European Model to estimate the fair market value.

CONCENTRATIONS OF RISK
----------------------

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and receivables. The Company invests its cash in banks with high credit ratings; however, certain account balances have been maintained at levels in excess of federally insured limits. The Company has not experienced a loss in such accounts.

                                      F-8

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR DOUBTFUL ACCOUNTS
-------------------------------

The Company sub-distributes titles in both the domestic and international markets. The Company is typically paid an advance or minimum guarantee for these rights. Any overages (revenue in excess of the minimum guarantee) are reported to the Company 45 to 90 days after the reporting period. Because of the minimum guarantees and short reporting periods accounts receivables are minimized and outstanding balances are collected within 45 to 90days.

INCOME TAXES
------------

Deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. At September 30, 2004 and
December 31, 2003, a full valuation allowance has been established for the deferred tax asset as management believes that it is more likely than not that a tax benefit will not be realized.

EARNINGS PER COMMON SHARE
-------------------------

The Company computes earnings per common share in accordance with Statement of
Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). The
Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued.
In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is anti-dilutive. Accordingly, no such presentation has been made.

                                      F-9

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December
2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46,
Consolidation of Variable Interest Entities, which was issued in January 2003.
The Company is required to apply FIN 46R to variable interest in variable interest entities created after December 31, 2003. For variable interest in variable interest entities created before January 1, 2004 the interpretation is applied beginning January 1, 2005. For any variable interest entities that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interest of the variable interest entity initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an account change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the variable interest entity. The Company has evaluated the impact of applying FIN 46R to existing variable interest entities in which it has variable interests. The adoption of FIN 46R did not have a material impact on the Company's consolidated financial statements.

In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers'
Disclosures about Pensions and Other Postretirement Benefits." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88,
"Employers' Accounting for Settlements and Curtailments of Defined Benefit
Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers'
Accounting for Postretirement Benefits Other Than Pensions." This statement retains the disclosure requirements contained in SFAS No. 132, "Employers'
Disclosures about Pensions and Other Postretirement Benefits," which it replaces. It requires additional disclosures to those in the original SFAS No.
132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans.

The required information should be provided separately for pension plans and for other postretirement benefit plans. This statement is effective for financial statements with fiscal years ending after December 15, 2003. The Company implemented SFAS No. 132 (revised 2003) on December 31, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit and Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability
Recognition for Certain Employee Termination Benefits and Other Costs to Exit an
Activity (including Certain Costs Incurred in Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

                                      F-10

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation - Transition and Disclosure." This Statement amends SFAS No. 123,
"Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The alternative methods of transition of SFAS 148 are effective for fiscal years ending after December 15, 2002. The Company does not have a stock-based compensation plan but will follow APB 25 in accounting for its employee stock options once one is initiated. The discloser provision of SFAS 148 is effective for years ending after December 15, 2002.

In April 2003, FASB issued SFAS No. 149, "Accounting for Derivative Instruments and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June
30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for
Derivative Instruments and Hedging Activities." The adoption of this standard did not have a material impact on the Company's financial statements.

In May 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with this standard, financial instruments that embody obligations of the issuer are required to be classified as liabilities. SFAS No.
150 is effective for all financial instruments entered into or modified after
May 31, 2003, except for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. The Company has adopted the applicable provisions of SFAS No. 150. Management believes if the deferred provisions are finalized in their current form, the adoption of these provisions will not have a material impact on the Company's operations or financial condition.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of
ARB No. 43, Chapter 4 (" SFAS No. 151". The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.
Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate
Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS
152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to
reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP)
04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real
Estate Projects", to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of
SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Non-monetary
Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary
Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary

                                      F-11

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance.
Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some non-monetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of
SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based
Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS
123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces
SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB
Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as
originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that
Statement permitted entities the option of continuing to apply the guidance in
Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.
Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes that it could have an impact to the
Company's overall results of operations depending on the number of stock options granted in a given year.

NOTE 2 - CAPITALIZED FILM COSTS

                                          SEPTEMBER 30, 2004  DECEMBER 31, 2003
                                          ------------------  -----------------
THEATRICAL AND NON-THEATRICAL FILMS
Released, net of accumulated amortization        $ 1,884,698       $  1,900,509
Acquired library, net of accumulated                 229,480            281,348
amortization
In Progress                                          308,379             23,772
In Development                                       221,431
                                                 -----------       ------------
                                                                        106,898
                                    Total        $ 2,643,988       $  2,312,527
                                                 ===========       ============

The Company expects approximately 85% of released films, net of accumulated amortization, will be amortized by December 31, 2006. The consolidated accumulated amortization at September 30, 2004 and December 31, 2003, for
released product was $4,549,901 and $3,933,751, respectively.

Acquired library and other film product at September 30, 2004 and December 31,
2003 of approximately $330,000 and $100,000, respectively, include elements of the former Hemdale library acquired in September 2002. Amortized costs associated with the acquisition of the product included in this library amounted to $100,520 and $49,000 at September 30, 2004 and December 31, 2003,
respectively. Also, in 2003 the Company secured the domestic distribution rights to four other films which it is currently in the process of exploiting in the
Home Vide/DVD and television markets.

Films "In Progress" will be released in 2004 and 2005.

                                      F-12

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 2 - CAPITALIZED FILM COSTS (CONTINUED)

INVESTMENT IN LIMITED PARTNERSHIPS
----------------------------------

During 2004 TAG purchased shares of various affiliated unconsolidated partnerships by issuing TAG common stock for the partnership shares ranging in value at $1 to $2 of TAG common stock as follows:

Limited Partnerships                       $ Owned                    Value
--------------------                                                  -----
Family Film Partners VII, LP                5.93%                  $200,000
Animal Partners, LP                         7.97%                   225,000
Fairy Tale Partners III, LP                 0.49%                    25,000
American Black Beauty, LP                   1.10%                    25,000
                                                                   --------
                                                                   $475,000
                                                                   ========

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major category as follows:

                                                      SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                      ------------------    -----------------

Vehicles                                                       $ 105,246             $ 98,647
Furniture and fixtures                                            35,910               32,489
Leasehold Improvements                                                 -                5,000
Equipment                                                         24,388               10,702
                                                               ---------            ---------
                                                                 165,544              146,838
Less: accumulated depreciation and amortization                 (106,438)            (79,638)
                                                               ---------            ---------
                                                               $  59,106            $  67,200
                                                               =========            =========

NOTE 4 - OTHER ASSETS

Other assets consist of security deposits made for the lease on TAG's office in
Studio City, CA and La Jolla, CA.

NOTE 5 - RETURN OF CAPITAL

During the period from 1999 through September 2004, the Company's principal stockholder received cash payments as return of capital, totaling in the aggregate $1,582,294. During the fourth quarter of 2004, the principal stockholder returned 777,507 shares of the Company's common stock.

NOTE 6 - ACCOUNTS PAYABLE TO AFFILIATED PARTNERSHIPS

TAG's debt to unconsolidated partnerships of $783,825 as of December 31, 2003 results from borrowing funds to meet TAG's operating cash flow needs. TAG has also used cash of one affiliated partnership to meet the cash flow needs of other affiliated partnerships. Cash transfers were made between and among TAG and both consolidated and unconsolidated partnerships. The receivable and payable balances among affiliated entities on December 31, 2003 and September
30, 2004 are as follows:

                                      F-13

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 6 - ACCOUNTS PAYABLE TO AFFILIATED PARTNERSHIPS (CONTINUED)

The amounts due (to) or from affiliated partnerships consist of the following:

                                         30-SEP-04          31-DEC-03
Castle Rock                                      0              2,855
Santa Trap, LLC                            (49,169)           (12,823)
Animal Partners, LP                       (485,365)           100,642
Family Film Partners VII, LP                70,675            134,690
Cinderella, LP                             144,245            174,222
Fairy Tale Partners III, LP             (1,886,483)        (1,925,960)
Family Film Partners, VIII, LP               1,080                993
Tag Studios No. 1, LP                    2,774,141            255,312
Steve Austin Productions                    (5,467)
Austin Family Entertainment                 (5,225)
Ghost Town, LP                            (681,720)           (95,000)
American Black Beauty, LP                 (381,447)           (50,020)
Red Riding Hood, LLC                     1,101,534            998,172
Motocross Kids, LP                      (1,174,497)          (216,408)
Funny Money                                (42,928)                -
Down Town                                  406,900                 -
Supercross the Movie                    (1,334,752)                -
                                        ----------         ----------
                         Total          (1,548,478)          (633,325)
                                        ----------         ----------

The Company in its capacity as general partner and distributor of various films produced by the limited partnerships is allowed to charge monthly overhead and production fees which get recorded to and against related party transactions.
The Company also plans on making a formal purchase offer to the various partnerships in return for TAG stock thus eliminating any current and future outstanding balances owed to the partnerships.

The Company has recorded interest on amounts borrowed from related entities at the prime lending rate which was 5% and 4% at September 30, 2004 and December
31, 2003, respectively.

NOTE 7 - PROCEEDS FROM PRIVATE PLACEMENT DUE TO OFFICER

In October 2003 TAG and Steve Austin began raising funds through a private placement offering. The private placement memorandum (PPM) allowed for a minimum of $1 million up to a maximum of $5 million to be raised. Shares were offered equally by both TAG and Mr. Austin at a $2 per share with TAG and Mr. Austin each receiving 50% of the proceeds. As of September 30, 2004 TAG owed Mr. Austin
$268,201 from the proceeds of the private placement, which had been extended to
June 30, 2004 at which point approximately $1.8 million was raised.

NOTE 8 - DEFERRED PRODUCTION FUNDING

TAG deposited funds obtained from 3rd party producers for the purpose of producing specific films. In exchange for an ownership or participation percentage in the film, the 3rd party producer has agreed to finance a portion of the production. Since no funds directly related to the production had been expended to September 30, 2004, the amounts received have been included as a liability until such time as the production costs are incurred and reclassified as capitalized film cost.

NOTE 9 - PAYROLL TAX PAYABLE

For the period ending December 31, 2003, TAG Entertainment, Inc. was assessed
$80,447 in California employee taxes by the Employment Development Department
(EDD). TAG has challenged this assessment and an audit was conducted by the EDD in October 2004; however, the findings of the audit have not been presented to
TAG.

                                      F-14

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 10 - NOTE PAYABLE

The outstanding note payable at September 30, 2004 and December 31, 2003 was converted to 50,000 shares of TAG stock pursuant to an agreement dated November
17, 2004. No interest was accrued or converted on the note.

NOTE 11 - MINORITY INTERESTS

TAG consolidates four limited partnerships for which it is the sole general partner (See Principals of Consolidation above). The amount of minority interest represents the aggregate net limited partnership capital of each limited partnership along with a reduction of 99% of the losses incurred directly by the
Limited Partnerships.

NOTE 12 - INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. Due to the Company having incurred losses in each year since inception, there was no provision for income taxes during these periods.

A valuation allowance has been recorded for the total deferred tax assets as a result of uncertainties regarding realization of the asset based upon the lack of profitability and the uncertainty of future profitability. The income tax benefit reconciled to the tax computed at the statutory rate was approximately as follows for the year ended December 31, 2003 and 2002 and the nine months ended September 30, 2004 and 2003:

                                               September 30,    September 30,     December 31,     December 31,
                                                   2004             2003             2003              2002
                                               -------------    -------------    -------------    -------------

Tax Benefit Computed at Federal Statutory
Rate                                           $(1,003,344)     $(194,372)         (364,067)         (91,751)
Contributions                                        3,954            933             1,020            1,360
Interest Expense                                    19,023         15,696            15,696            4,387
State Taxes                                        (85,284)       (15,722)          (31,487)         (14,215)
Increase in Valuation Allowance                  1,066,451        194,265           379,638          101,019
                                             ---------------  --------------        -------------    -------------
                                               $       800      $     800              800              800

The tax effects of significant temporary differences representing deferred tax assets as of September 30, 2004 and December 31, 2003 are as follows:

Deferred tax assets:
     Film Inventory                          $  151,570     $  151,570
     Net Operating losses                     1,864,513        264,958
                                             ----------     ----------
         Total Deferred Tax Asset             2,016,083      1,012,743

Deferred Tax Liabilities
     State Taxes                               (144,342)      (59,058)
     Fixed Assets                                (1,512)       (1,787)
                                             ----------     ----------
         Total Deferred Tax Liability          (145,854)      (60,845)

Valuation Allowance                          (1,870,229)     (951,898)
                                             ----------     ----------
Net deferred tax asset                       $       -              -
                                             ----------     ----------

The Company has unused net operating loss (NOL) carryforwards totaling
$2,764,990 as of December 31, 2003, which expire at various dates from 2013 to
2023.

                                      F-15

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 13 - STOCKHOLDERS' EQUITY

During the third quarter of 2003, 150,000 warrants were exercised by various shareholders at a $1 strike price. During the second and third quarter of 2003 the Company issued 46,900 shares of Common Stock at $1 per share. 2,500 shares were issued as a stock dividend during the same period. Cash dividends of $2,500 were paid in the fourth quarter of 2003.

During the nine month period ending September 30, 2004, the company issued
630,828 shares of common stock at an average price of $2 per share for its most recent private placement. Various warrant holders also exercised 75,000 warrants at a $1 strike price. During the same period TAG issued 633,250 shares of common stock to purchase shares in various consolidated and unconsolidated affiliated limited partnerships at a value of $1 to $2 per TAG common stock. The company also issued 290,000 shares to pay various consultants based on services rendered and milestone bonuses. Lastly during the nine month period TAG issued 250,000 shares to settle a legal claim regarding the Companies interest in Lone Star
Studios.

As of December 31, 2003, the Company had warrants to purchase 1,325,000 common shares outstanding. These securities give the holder the right to purchase shares of the Company's restricted common stock indefinitely and in accordance with the terms of the instrument as follows:

         Number of Warrants Issued               Exercise Price per Share
         -------------------------               ------------------------
                  450,000                                  $0.01
                  126,250                                   1.00
                  -------
                  576,250

At December 31, 2003, warrants for the purchase of 576,000 common shares at prices ranging from $0.01 to $1.00 per share were outstanding. At December 31,
2002, warrants for the purchase of 818,900 common shares at prices ranging from
$0.01 to $1.00 per share were outstanding.

The following table summarizes the activity of options and warrants under all agreements and plans for the two years ended December 31, 2003 and December 31,
2002 and for the nine months ended September 30, 2004:

                                                                               WEIGHTED AVERAGE EXERCISE
                                           WEIGHTED AVERAGE NUMBER OF                    PRICE
                                       ----------------------------------    -----------------------------
                                            OPTIONS           WARRANTS         OPTIONS         WARRANTS
                                       ----------------    --------------    -----------    --------------

OUTSTANDING, DECEMBER 31, 2001                    -              788,350       $      -       $     0.82

GRANTED                                           -              493,900
EXPIRED/CANCELLED                                 -             (463,350)
                                       ----------------    --------------    -----------    --------------
OUTSTANDING, DECEMBER 31, 2002                    -              818,900       $      -       $     0.76

GRANTED                                           -              706,750
WARRANTS EXERCISED                                -             (325,000)
EXPIRED/CANCELLED                                 -             (624,400)
                                       ----------------    --------------    -----------    --------------
OUTSTANDING, DECEMBER 31, 2003                    -              576,250       $      -       $     0.23

GRANTED                                   2,035,000            2,466,667              -                -
EXPIRED/CANCELLED                                 -             (516,250)             -                -
                                       ----------------    --------------    -----------    --------------
OUTSTANDING, SEPTEMBER 30, 2004           2,035,000            2,526,667       $   2.00       $     0.74
                                       ================    ==============    ===========    ==============

                                      F-16

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Company's primary offices are in Beverly Hills, CA where it entered into a three year lease beginning October 1, 2004 and terminating October 1, 2007. The base rent for each year is $12,000 for year one, $12,750 for year two, and
$13,500 for year three. The Company also leases office space at Universal City,
CA where it has a five-year lease terminating on December 1, 2005. The Company entered into an agreement to vacate and terminate the lease on November 1, 2004.
During 2002 the Company paid $4,258 a month plus prorated expenses which increased to $4,361 and $4,466 plus prorated expenses per month in 2003 and
2004, respectively. The Company commenced leasing office space in La Jolla, CA on May 10, 2002 at a rate of $5,057 per month for three years and increases 4%
on each anniversary date terminating on May 10, 2005. On July 7, 2003 the
Company entered into a management agreement to manage motion picture studio facilities in Sylmar, CA which specified that TAG pay a monthly sub-lease rate of $28,800. A settlement was negotiated effective November 2004 that the studio would revert back to the lessee with no further obligations to TAG.

As of September 30, 2004, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year were as follows:

                   2004                             $ 85,673
                   2005                              168,126
                   2006                              155,250
                   2007                              121,500

Total lease expense was $263,638 and $57,673 for the years ended December 31,
2003 and 2002, respectively and $385,157 and $95,398 for the nine months ended
September 30, 2004 and 2003, respectively.

The Company entered into a twelve month consulting agreement beginning December
3, 2003 with Shorelight Partners, Inc. to provide management consulting services. Shorelight Partners receives a monthly retainer of $15,000 plus the potential for another $100,000 based on the achievement of various milestones along with 5,000 warrants a month at a strike price of $1.00.

LITIGATION
----------

The Company is involved in various claims and other legal proceedings that arise from time to time in the ordinary course of business. The Company does not believe any of them will have a material adverse affect on the Company's financial position or results of operations. Litigation is inherently unpredictable and excessive verdicts do occur. Although the Company believes is has valid defenses in these matters, the Company could in the future incur judgments or enter into settlements of claims that could have a material adverse affect on the Company's financial position or results of operations in any particular period.

The Company is defendant in a case entitled Billy Star vs. TAG, Steve Austin and
Does 1-100 filed on May 10, 2004. The complaint ("the Complaint") filed in the
Star Case alleges causes of action for Breach of Written Contract, along with various other allegations and seeks and accounting of certain monies invested in
TAG or TAG related entities during the period of Mr. Star's prior association with TAG. The Company believes that the merits to the lawsuit are weak and in response to the Complaint filed by Mr. Star's attorneys, counsel for TAG and
Steve Austin have filed a motion to dismiss the complaint (known in California
State Court as a "demurrer"). A settlement has been reached in which Mr. Star has agreed to drop the lawsuit in return for the repurchase by TAG of his 30,000 shares of TAG common stock.

Additionally, an arbitration was filed on July 20, 2004 Philipson vs. TAG
Entertainment, Inc., et al, with the American Arbitration Association ("AAA")
which named TAG as a respondent. An amended petition initiating the Arbitration
(the "Petition") allegedly arises out of the Petitioners' purchase of several units of the Animal Partners Limited Partnership (the "LP"). The essential allegation of the Petition is that "Respondents have never fully reported any financial information to the Petitioners". TAG has sent the matter to its legal counsel; however, it is important to note that TAG is neither a Limited Partner nor General Partner of the "LP". TAG's association with the "LP" is as distributor of the motion picture Miracle Dogs produced by the LP.

                                      F-17

                             TAG ENTERTAINMENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 IS UNAUDITED)

                           ---------------------------

NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

In September 2004, TAG filed suit against Martin Halfon ("Halfon") and Halfon
Properties, Inc. ("HPI") in the Los Angeles Superior Court in an action to rescind TAG's agreement for the acquisition of the business of Lone Star Studios and the potential acquisition of the real estate on which Lone Star Studios is situated. TAG sued Halfon and HPI for recession and before any responsive pleading was filed. Halfon agreed in principal with TAG that HPI will take back the studio operations and accept 250,000 shares of TAG common stock in exchange for a full and final release of any claims against TAG.

The Company expenses all legal costs associated with the above contingencies as they are incurred. No accrual was established for future legal costs associated with these contingencies.

NOTE 15 - SUBSEQUENT EVENT

On November 23, 2004, TAG was acquired by Power Marketing, Inc. In the transaction, TAG merged with a subsidiary of Power Marketing, Inc. and became a wholly-owned subsidiary of Power Marketing, Inc., now operating as a separate entity. Power Marketing changed its corporate name to TAG Entertainment Corp.
and obtained the new trading symbol TAGE.OB. The officers and board members of
Power Marketing resigned and are being replaced by officers of TAG along with new board members to be elected by TAG Entertainment Corp. shareholders. TAG shareholders and warrant holders will receive approximately 21,450,000 shares of common stock of Power Marketing. As a result of the transaction, there will be approximately 23,900,000 shares of Common Stock of Power Marketing issued and outstanding on a fully diluted basis excluding the approximately 2,000,000 options outstanding at the date of the merger of TAG that will be exchanged for new options reflective of the exchange ratio.

                                      F-18

                         PRO FORMA FINANCIAL STATEMENTS

                             TAG ENTERTAINMENT, INC.
                          PROFORMA EXPLANATORY HEADNOTE

The following unaudited proforma consolidated financial statements give effect to the reverse acquisition of TAG Entertainment, Inc. (the "Company") by Power
Marketing, Inc. (PMKT), and is based on the estimates and assumptions set forth herein and in the notes to such statements. This proforma information has been prepared utilizing the historical financial statements of the Company and notes thereto, which are incorporated by reference herein. The historical results of
PMKT are incorporated by reference to its 10K-SB for the year ended December 31,
2003 and its 10QSB for the nine month period ended September 30, 2004. The transaction is being treated as a reverse acquisition and a recapitalization.
The Company is the acquirer for accounting purposes. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the dates indicated or the results which may be obtained in the future.

The following unaudited proforma consolidating statements of operations for the year ended December 31, 2003 and for nine months ended September 30, 2004 gives effect to the transaction as if it had occurred on January 1, 2004. The following unaudited proforma consolidating balance sheet as of December 31, 2003 gives effect to the transaction as if it had occurred on December 31, 2003.

On November 23, 2004 Power Marketing, Inc. acquired Tag Entertainment, Inc. In the transaction, TAG merged with a subsidiary of Power Marketing, Inc. and became a wholly-owned subsidiary of Power Marketing, Inc. (PMKT), now operating as a separate entity. Power Marketing changed its corporate name to TAG
Entertainment Corp. TAG shareholders and warrant holders received approximately
21,450,000 shares of common stock of Power Marketing. As a result of the transaction, there will be approximately 23,900,000 shares of Common Stock of
Power Marketing issued and outstanding.

                                      P-1

                             TAG ENTERTAINMENT, INC.
                      AND CONSOLIDATED LIMITED PARTNERSHIPS
                         CONDENDSED UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                               ------------------

                                                      Power       Tag Entertainment,   Pro forma
       ASSETS                                    Marketing, Inc.        Inc.           Adjustments     Pro forma
                                                 ---------------  ------------------   -----------    -----------

CURRENT ASSETS:
  Cash                                             $     7,785       $   409,385       $    (7,785)   $   409,385
  Accounts receivable                                     --             501,561              --          501,561
                                                   -----------       -----------       -----------    -----------

Total Current Assets                                     7,785           910,946            (7,785)       910,946

CAPITALIZED FILM COSTS, NET                               --           2,643,988              --        2,643,988
INVESTMENTS IN LIMITED PARTNERSHIPS                       --             475,000              --          475,000
EQUIPMENT, NET                                            --              59,106              --           59,106
OTHER ASSETS                                              --              22,011              --           22,011
                                                   -----------       -----------       -----------    -----------
                                                   $     7,785       $ 4,111,051       $    (7,785)   $ 4,111,051
                                                   ===========       ===========       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                 $     8,970       $   543,601       $    (8,970)   $   543,601
  Accounts payable to affiliated partnerships             --           1,548,478              --        1,548,478
  Deferred revenue                                        --             158,077              --          158,077
  Notes payable                                           --              25,000              --           25,000
  Proceeds from private placement due to officer          --             268,201              --          268,201
  Deferred production funding                             --             162,500              --          162,500
  Residuals payable                                       --              47,378              --           47,378
  Accrued salaries                                        --             375,000              --          375,000
  Payroll tax payable                                     --              80,447              --           80,447
                                                   -----------       -----------       -----------    -----------

      Total Current Liabilities                          8,970         3,208,682            (8,970)     3,208,682
                                                   -----------       -----------       -----------    -----------

MINORITY INTEREST                                         --           1,173,724              --        1,173,724
                                                   -----------       -----------       -----------    -----------

TOTAL STOCKHOLDERS' (DEFICIT)                           (1,185)         (271,355)            1,185       (271,355)
                                                   -----------       -----------       -----------    -----------

                                                   $     7,785       $ 4,111,051       $    (7,785)   $ 4,111,051
                                                   ===========       ===========       ===========    ===========

                   See accompanying headnote and footnotes to
             condensed proforma consolidated financial statements.

                                      P-2

                             TAG ENTERTAINMENT, INC.
                      AND CONSOLIDATED LIMITED PARTNERSHIPS
                         CONDENDSED UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                For the nine month period ended September 30 2004
                -------------------------------------------------

                                                   Power       Tag Entertainment,  Pro forma
                                              Marketing, Inc.         Inc.         Adjustments      Pro forma
                                              ---------------  ------------------  -----------     -----------

Revenue
  Film revenue                                 $      --          $   831,565       $   --         $   831,565
  Management fees                                     --              315,000           --             315,000
  Overhead fees                                       --              210,000           --             210,000
  Studio rental income                                --              269,185           --             269,185
                                               -----------        -----------       ------         -----------
      Gross revenue                                   --            1,625,750           --           1,625,750
                                               -----------        -----------       ------         -----------

Expenses
   Amortization of film costs                         --              616,149           --             616,149
   Film distribution expenses and fees                --                2,818           --               2,818
   Studio rent and other expenses                     --              489,559           --             489,559
Legal settlement                                      --              500,000           --             500,000
Selling, general and administrative expenses        10,313          2,735,019           --           2,745,332
                                               -----------        -----------       ------         -----------
       Total expenses                               10,313          4,343,545           --           4,353,858
                                               -----------        -----------       ------         -----------

       (LOSS FROM OPERATIONS)                      (10,313)        (2,717,795)          --          (2,728,108)
                                               -----------        -----------       ------         -----------

Interest income                                       --                4,439           --               4,439

Minority interest                                     --               23,428           --              23,428
                                               -----------        -----------       ------         -----------

Net loss                                       $   (10,313)       $(2,689,928)      $   --         $(2,700,241)
                                               ===========        ===========       ======         ===========

                   See accompanying headnote and footnotes to
             condensed proforma consolidated financial statements.

                                      P-3

                             TAG ENTERTAINMENT, INC.
                      AND CONSOLIDATED LIMITED PARTNERSHIPS
                         CONDENDSED UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 2003
                      ------------------------------------

                                                    Power       Tag Entertainment,    Pro forma
                                                Marketing, Inc.        Inc.           Adjustments       Pro forma
                                                --------------- ------------------    -----------      -----------

Revenue
  Film revenue                                   $      --         $   193,565          $   --         $   193,565
  Management fees                                       --             487,500              --             487,500
  Overhead fees                                         --             330,200              --             330,200
  Studio rental income                                  --             109,825              --             109,825
                                                 -----------       -----------          ------         -----------
      Gross revenue                                     --           1,121,090              --           1,121,090
                                                 -----------       -----------          ------         -----------

Expenses
   Amortization of film costs                           --             174,840              --             174,840
   Film distribution expenses and fees                  --              16,265              --              16,265
   Studio rent and other expenses                       --             152,121              --             152,121
Legal settlement                                        --                --                --                --
Selling, general and administrative expenses           7,231         1,986,510              --           1,993,741
                                                 -----------       -----------          ------         -----------
      Total expenses                                   7,231         2,329,736              --           2,336,967
                                                 -----------       -----------          ------         -----------

      (LOSS FROM OPERATIONS)                          (7,231)       (1,208,646)             --          (1,215,877)
                                                 -----------       -----------          ------         -----------

Interest income                                         --             106,287              --             106,287

Minority interest                                       --             (22,520)             --             (22,520)
                                                 -----------       -----------          ------         -----------

Net loss                                         $    (7,231)      $(1,124,879)         $   --         $(1,132,110)
                                                 ===========       ===========          ======         ===========

          See accompanying headnote and footnotes to condensed proforma consolidated financial statements.

                                      P-4

                             TAG ENTERTAINMENT, INC.
                               NOTES TO UNAUDITED
                   PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

PROFORMA ADJUSTMENTS

The adjustments related to the unaudited pro forma consolidating balance sheet are computed assuming the acquisition of the Company by PMKT was consummated at
December 31, 2003.

NOTE 1 - ADJUSTMENT TO ASSETS, LIABILITIES AND EQUITY

In connection with the acquisition by PMKT, the Company did not assume any assets or liabilities of PMKT. The capital structure of PMKT was converted to the structure of the Company.

                                       P-5